Exhibit 99.1

1000 Louisiana, Suite 4300 Houston, TX 77002 713.584.1000 www.targaresources.com
Targa Resources Partners LP Announces Pricing of Common Units
HOUSTON, August 7, 2009 — Targa Resources Partners LP (“Targa Resources Partners” or the “Partnership”) (NASDAQ: NGLS) announced today that it has priced an underwritten public offering of 6,000,000 common units representing limited partner interests at $15.70 per common unit. The offering is expected to close on or about August 12, 2009. The Partnership has also granted the underwriters a 30-day option to purchase up to 900,000 additional common units.
The Partnership intends to use the net proceeds from the offering, including the proceeds from any exercise of the over-allotment option, for general partnership purposes, which may include reducing borrowings under its senior secured credit facility and redeeming or repurchasing some of its outstanding notes.
UBS Investment Bank, Barclays Capital and Citi are joint book-running managers for the offering.
When available, a copy of the final prospectus supplement and accompanying base prospectus relating to the offering may be obtained free of charge by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov or from the underwriters as follows:
UBS Investment Bank, Prospectus Dept.
299 Park Ave.
New York, NY 10171
Telephone: (888) 827-7275
Barclays Capital, c/o Broadridge, Integrated Distribution Services
1155 Long Island Ave.
Edgewood, NY 11717
Telephone: (888) 603-5847
Email: barclaysprospectus@broadridge.com
Citi, Brooklyn Army Terminal, Attention: Prospectus Dept.
140 58th Street, 8th floor
Brooklyn, NY 11220
Telephone: (800) 831-9146
Email: batprospectusdept@citi.com
The common units were offered and sold pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering was made only by means of a prospectus and related prospectus supplement.

About Targa Resources Partners
Targa Resources Partners was formed by Targa Resources, Inc. (“Targa”) to engage in the business of gathering, compressing, treating, processing and selling natural gas and fractionating and selling natural gas liquids and natural gas liquids products. Targa Resources Partners owns an extensive network of integrated gathering pipelines, seven natural gas processing plants and two fractionators and currently operates in Southwest Louisiana, the Permian Basin in West Texas and the Fort Worth Basin in North Texas. A subsidiary of Targa is the general partner of Targa Resources Partners.
Targa Resources Partners’ principal executive offices are located at 1000 Louisiana, Suite 4300, Houston, Texas 77002 and its telephone number is 713-584-1000.
Forward-Looking Statements
Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Partnership expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties, factors and risks, many of which are outside Targa Resources Partners’ control, which could cause results to differ materially from those expected by management of Targa Resources Partners. Such risks and uncertainties include, but are not limited to, weather, political, economic and market conditions, including a decline in the price and market demand for natural gas and natural gas liquids, the timing and success of business development efforts; and other uncertainties. These and other applicable uncertainties, factors and risks are described more fully in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2008 and other reports filed with the Securities and Exchange Commission. Targa Resources Partners undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.
Investor contact:
713-584-1133
Anthony Riley
Sr. Manager — Finance / Investor Relations
Matthew Meloy
Vice President — Finance and Treasurer